                         MMH Holdings, Inc. Subsidiaries

=============================================
                               Jurisdiction
                                 of
           Name                Organization
=============================================
3016117 Nova Scotia ULC        Nova Scotia

---------------------------------------------
Birmingham Crane & Hoist, Inc. Alabama
---------------------------------------------
Butters Engineering
Services Limited               Scotland

---------------------------------------------
CMH Material Handling, LLC     South Carolina



---------------------------------------------
EPH Material Handling, LLC     Pennsylvania



---------------------------------------------
Harnischfeger Distribution
& Service, LLC                 Wisconsin



---------------------------------------------
Hercules S.A. de C.V.          Mexico


---------------------------------------------
HPH Material Handling, LLC     Wisconsin



---------------------------------------------
Hydramach ULC                  Nova Scotia
---------------------------------------------
Invercoe Engineering Limited   Scotland
---------------------------------------------
Kaverit Steel and Crane ULC    Nova Scotia
---------------------------------------------
Linear Motors Limited          U.K.

---------------------------------------------
Lowfile Limited                U.K.
---------------------------------------------
Material Handling
Equipment Nevada
Corporation                    Nevada
---------------------------------------------
Merwin, LLC                    Delaware
---------------------------------------------
MHE Technologies, Inc.         Delaware
---------------------------------------------
MHE Canada ULC                 Canada

---------------------------------------------
MMH (Holdings) Limited         U.K.
=============================================
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

================================================================================
                               Jurisdiction
                                 of
           Name                Organization
=============================================
MMH International Limited      U.K.
---------------------------------------------
Mondel ULC                     Nova Scotia
---------------------------------------------
Morris Blooma Pte Ltd.         Singapore


---------------------------------------------
Morris Material Handling, Inc. Delaware
---------------------------------------------
Morris Material Handling, LLC  Delaware
---------------------------------------------
Morris Material Handling
Limited                        U.K.

---------------------------------------------
Morris Mechanical
Handling, Inc.                 Delaware

---------------------------------------------
Morris Mechanical Handling
Limited                        U.K.
---------------------------------------------
Morris Mechanical Handling
(Pty.) Limited                 South Africa

---------------------------------------------
MPH Crane, Inc.                Ohio
---------------------------------------------
NPH Material Handling, Inc.    Michigan



---------------------------------------------
P&H Middle East Ltd.           Cayman Islands
---------------------------------------------
PHME Service, Inc.             Delaware
---------------------------------------------
PHMH Holding Co. Inc.          Delaware

---------------------------------------------
RedCrown, ULC                  U.K.



---------------------------------------------
Royce Limited                  U.K.
---------------------------------------------
SPH Crane & Hoist, Inc.        Delaware
---------------------------------------------
U.K. Crane Services Limited    U.K.
---------------------------------------------
The Vaughan Crane Company
Limited                        U.K.

=============================================